Exhibit 99.1
Too Inc. Completes Name Change to Tween Brands Inc.
Begins Trading Under Ticker Symbol “TWB”
     NEW ALBANY, Ohio; July 10, 2006 – Too, Inc., a leading specialty retailer for tween girls, has completed its name change to Tween Brands, Inc., and today begins trading on the New York Stock Exchange under its new symbol, “TWB.”
Trading under our new ticker symbol, TWB, will remind the investment community that we are focused on catering to the tween girl,” said Mike Rayden, Chairman, President and Chief Executive Officer of Tween Brands, Inc.
Tween Brands, Inc. consists of two brands, Limited Too and Justice, which sell sportswear, accessories and lifestyle items for fashion-aware tween (ages 7 to 14) girls. Limited Too was started by The Limited, Inc. (now Limited Brands) in 1987. The corporate name, Too, Inc., was adopted when the company spun off from The Limited in August 1999. The first Justice stores were opened in January 2004.
The corporate name change was brought about by a merger of a wholly-owned subsidiary into Too, Inc., with Too, Inc. surviving but renamed Tween Brands, Inc. The Company’s common stock will begin trading on the New York Stock Exchange under the name Tween Brands, Inc. and the symbol TWB at the opening of trading on Monday, July 10, 2006. The name change does not affect the rights of stockholders of Too, Inc., and current stockholders will not be required to turn in their Too, Inc. stock certificates for certificates in Tween Brands, Inc. However, any current stockholders who desire to exchange their certificates for certificates that have the new corporate name and CUSIP number may do so by mailing the certificates to the Company’s transfer agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10038. Any costs associated with the exchange will be the responsibility of the stockholders.
About Tween Brands, Inc.
Tween Brands, Inc., (NYSE:TWB) is a leading specialty retailer for tween girls. At Limited Too, the company sells sportswear, related accessories and key lifestyle items for active, fashion-aware tween (ages 7 to 14) girls. Limited Too currently operates 565 stores in 46 states and Puerto Rico, and has a select number of international franchised stores. Limited Too publishes a catalog coinciding with key tween shopping times throughout the year and conducts e-commerce on its Web site, www.limitedtoo.com.
Justice is the company’s newer specialty retail concept for tween girls, offering sportswear, key accessories and lifestyle items to value-conscious customers, predominantly in off-the-mall store sites. Justice currently operates 111 stores across the United States, the locations of which can be found on their Web site, www.justicejustforgirls.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains various “forward-looking statements,” specifically related to the company’s change of its corporate name, within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “target,” “believe,” “intend,” “plan,” “expect,” “hope,” “risk,” “could,” “pro forma,” “potential,” “outlook,” or similar words. These statements discuss future expectations, contain projections regarding future developments, operations or financial conditions, or state other forward-looking information. These forward-looking statements involve various important risks, uncertainties and other factors that could cause our actual results for 2006 and beyond to differ materially from those expressed. The following factors, among others, could affect our future financial performance and cause actual future results to differ materially from those expressed or implied in any forward-looking statements included in this press release: changes in consumer spending patterns, consumer preferences and overall economic conditions; decline in the demand for our merchandise; the impact of competition and pricing; the effectiveness of our brand awareness and marketing programs; a significant change in the regulatory environment applicable to our business; risks associated with our sourcing and logistics functions; changes in existing or potential trade restrictions, duties, tariffs or quotas; currency and exchange risks; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire and train associates; the potential impact of health concerns relating to severe infectious diseases, particularly on manufacturing operations of our vendors in Asia and elsewhere; acts of terrorism in the U.S. or worldwide; and other risks that may be described in other reports and filings we make with the Securities and Exchange Commission. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included here will prove to be accurate. The inclusion of forward-looking statements should not be regarded a representation by us, or any other person, that our objectives will be achieved. The forward-looking statements made herein are based on information presently available to us, as the management of the company. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
Company Home Page: www.tweenbrands.com
/CONTACT: Robert Atkinson, Tween Brands, Inc., 614-775-3739
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